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                                                                    EXHIBIT 23.8

                                    CONSENT

                                AUGUST 25, 1997

Board of Directors
Group Maintenance America Corp.
1800 West Loop South, Suite 1375
Houston, Texas 77027

Gentlemen:

        It is my understanding that in the Prospectus forming a part of the Registration Statement on Form S-4, which Group Maintenance America Corp. ("GroupMAC") is filing with the Securities and Exchange Commission relating to the proposed offering of shares of GroupMAC Common Stock to be issued in connection with the merger of MacDonald-Miller Industries, Inc. with and into MacDonald-Miller Acquisition Corp., you will state that I am a nominee for election to the Board of Directors of GroupMAC. I hereby consent to such statement, to such use of my name and to the filing of this letter as an exhibit to such Registration Statement.

                                                Very truly yours,


                                                /s/ THOMAS B. McDADE
                                                --------------------------------
                                                Thomas B. McDade